As filed with the Securities and Exchange Commission on May 28, 2002
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                         AMERICAN ENERGY SERVICES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

               Texas                                        76-0279288
               -----                                        ----------
   (State or Other Jurisdiction of                       (I.R.S. Employer
    Incorporation or Organization)                    Identification Number)

                                  7224 Lawndale
                              Houston, Texas 77012
                    (Address of Principal Executive Offices)


                             2002 Stock Option Plan
                             ----------------------
                            (Full title of the plan)

                        Consulting Agreement--Carl Serres
                        ---------------------------------
                            (Full title of the plan)

                               Retainer Agreements
                               -------------------
                            (Full title of the plan)

                          Patrick S. Elliott, President
                       7224 Lawndale, Houston, Texas 77012
                     (Name and address of agent for service)

                                 (713) 928-5311
          (Telephone number, including area code, of agent for service)

                                ----------------

                                   Copies to:
                             Jeffrey A. Rinde, Esq.
                               Bondy & Schloss LLP
                         6 East 43rd Street, 25th Floor
                            New York, New York 10017
                              Phone: (212) 661-3535
                               Fax: (212) 972-1677

================================================================================

                         CALCULATION OF REGISTRATION FEE

Title of                                                         Proposed                Proposed
Securities                                                       Maximum                 Maximum
to be                                  Amount to be              Offering Price          Aggregate                Amount of
Registered                             Registered                Per Share               Offering Price           Registration Fee
----------                             ----------                ---------               --------------           ----------------
Common Stock, no par value per share    131,250 shares(1)        $ 0.25                 $ 32,812.5                $ 3.02
Common Stock, no par value per share    1,260,000 shares(2)        0.25                  315,000                   28.98
Common Stock, no par value per share    100,000 shares(3)          0.25                   25,000                    2.30

TOTAL                                   1,491,250 shares                                $372,812.5                $34.30

----------
(1) Represents shares issuable upon exercise of options granted to certain employees of the Registrant.

(2) Represents common stock issued to Registrant's counsel for legal services rendered.

(3) Represents common stock to be issued to Mr. Carl Serres as compensation for services rendered pursuant to a certain Consultant Agreement, dated as of January 3, 2002.

(4) Estimated solely for purposes of calculating the filing fees and calculated pursuant to Rule 457(c) under the Securities Act based upon the average of the bid and asked price as of May 24, 2002.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I, Items 1 and 2, (2002 Stock Option Plan and registrant information) will be sent or given to employees, non-employee directors and consultants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Commission either as part of this Registration Statement or as a prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 1.  PLAN INFORMATION

         In addition to the shares to be issued to employees under the 2002 Stock Option Plan, American Energy Services, Inc. ("AES") is offering the common stock as compensation for services rendered and not compensated in cash. The common stock will be issued to the intended recipients upon the effective date of this registration statement. The common stock is not being offered pursuant to a plan. The issuance of the common stock is not subject to the Employee Retirement Income Security Act of 1974. Additional information may be obtained from Patrick S. Elliott, President of AES. Mr. Elliot's address is 7224 Lawndale, Houston, Texas 77012 and his telephone number is (713) 928-5311.

         The following persons are participating in the distribution made pursuant to this registration statement:

       NAME                        NUMBER OF SHARES       NATURE OF SERVICES
       ----                        ----------------       ------------------
       Keith S. Denoti                100,000             Legal services
       Phillip J. Kochman             10,000              Legal services
       Roy W. Hill                    1,000,000           Legal services
       Bondy & Schloss LLP            150,000             Legal services

         Each of these participating persons has provided a bona fide service to AES in payment for the shares and are believed to be within the term "employee" as defined for purposes of Form S-8.

         The shares will be treated as ordinary income at the fair market value thereof on the date of receipt under the Internal Revenue Code ("Code").

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Upon written or oral request, AES will provide, without charge, a copy of all documents incorporated by reference in Item 3 of Part II of this Registration Statement. The Registrant shall also provide to the Participants, without charge, upon written or oral request, all of the documents required to be delivered to the Participants pursuant to Rule 428(b) promulgated under the Securities Act of 1933, as amended, (the "Securities Act"). Any and all such requests shall be directed to American Energy Services, Inc., Attn: Patrick S. Elliott, President, at 7224 Lawndale, Houston, Texas 77012 and his telephone number is (713) 928-5311.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Commission are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-KSB/A for the fiscal year ended February 28, 2001 filed on August 3, 2001.

         (b)   (i)   The Registrant's Quarterly Report on Form 10-QSB filed for the three months ended May 31, 2001 filed on July 13, 2001.

              (ii) The Registrant's Quarterly Report on Form 10-QSB filed for the three months ended August 31, 2001 filed on November 6, 2001.

              (iii) The Registrant's Quarterly Report on Form 10-QSB filed for the three months ended November 30, 2001 filed on January 15, 2002.

          (c)   (i)  The description of securities contained in the Registrant's
                     Registration of Securities pursuant to Section 12(g) of the Act filed on March 15, 2000.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Texas Business Corporation Act (the "TBCA"), in general, allows corporations to indemnify their directors and officers against expenses actual and reasonable incurred in connection with a proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation. In the case of a criminal action or proceeding, the director or officer must have had no reasonable cause to believe that the person's conduct was unlawful. Except as set forth below, a corporation may not indemnify a director in respect of a proceeding (a) in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or (b) in which the person is found liable to the corporation. However, a director may be indemnified against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding, but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of this duty to the corporation.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         None of the shares of the Company's common stock covered hereby has been previously issued in reliance upon an exemption from the registration requirements of the Securities Act.

ITEM 8.  EXHIBITS.

         The exhibits listed in the Index to Exhibits, which appears on page 10 herein, are filed as part of this Registration Statement.

ITEM 9.  UNDERTAKINGS.

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in Houston, Texas on the 28th day of May, 2002.


                                       AMERICAN ENERGY SERVICES, INC.

                                       By: /s/ Patrick S. Elliott
                                           -------------------------------------
                                           Patrick S. Elliott, President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 28th day of May, 2002.

      SIGNATURE                                TITLE
      ---------                                -----

/s/ Patrick S. Elliott
-------------------------------        President and Director
Patrick S. Elliott

/s/ Larry S. Elliott
-------------------------------        Vice President and Chairman of the
Larry S. Elliot                        Board

/s/ Mark P. Elliott
-------------------------------        Vice President and Director
Mark P. Elliott

/s/ Cary P. McCarra
-------------------------------        Vice President and Director
Cary P. McCarra

/s/ Sidney J. McCarra
-------------------------------        Vice President and Director
Sidney J. McCarra

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick S. Elliott, his true and lawful attorneys-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) of and supplements to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed by the following persons in the capacities indicated on the 28th day of May, 2002.

      SIGNATURE                              TITLE
      ---------                              -----

/s/ Patrick S. Elliott
-------------------------------        President and Director
Patrick S. Elliott

/s/ Larry S. Elliott
-------------------------------        Vice President and Chairman of the Board
Larry S. Elliott

/s/ Mark P. Elliott
-------------------------------        Vice President and Director
Mark P. Elliott

/s/ Cary P. McCarra
-------------------------------        Vice President and Director
Cary P. McCarra

/s/ Sidney J. McCarra
-------------------------------        Vice President and Director
Sidney J. McCarra

                                  EXHIBIT INDEX

INDEX AND DESCRIPTION OF EXHIBITS.

EXHIBIT NO.   DESCRIPTION
-----------   ---------------

4.1            Articles of Incorporation of the Company(1)

4.2            Bylaws of the Company(1)

4.3            2002 Stock Option Plan.

5.1 Opinion of Bondy & Schloss LLP as to the legality of the securities being offered.

10.1 Consulting Agreement between American Energy Services, Inc. and Carl Serres dated January 3, 2002.

23.1           Consent of Bondy & Schloss LLP (included in Exhibit 5.1).

23.2           Consent of Simonton, Kutac & Barnidge, L.L.P.

24.1           Powers of Attorney (included on p.8 of this Registration
               Statement).

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(1)  Incorporated by reference from the Company's Registration Statement on Form
     10-SB filed August 19, 1998.


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